Exhibit 99.2

Provident Bankshares Corporation to Sell

Six Branches to Union Bankshares Corporation

BALTIMORE, MD: (May 8, 2007)—Provident Bankshares Corporation (NASDAQ:PBKS), the parent company of Provident Bank, and Union Bankshares (NASDAQ:UBSH) today announced the execution of an agreement for the banking subsidiaries of Union Bankshares to acquire the deposits and facilities of six Provident Bank branches in western and central Virginia.

“The sale of these branches is consistent with our previously stated strategies to optimize our branch network and to focus on our core markets — the high growth, metropolitan areas of Baltimore, Washington and Richmond. We will continue to invest in locations that meet our expansion, market share and profitability goals,” said Chairman and CEO Gary N. Geisel. “We are pleased that Union Bankshares will continue our commitment to customers and employees at these six locations and know that both will continue to be well-served.”

The branches that will be sold are located in western and central Virginia, in the towns of Charlottesville, Middleburg, Warrenton and Winchester. Under the terms of the agreement, employees in the affected branches will be offered employment opportunities by Union Bankshares after the close of the transaction.

Pending regulatory approvals, it is anticipated that the transaction will be completed during the third quarter of 2007. The six branches being acquired have current total deposits of approximately $46 million.

About Provident Bankshares Corporation

Provident Bankshares Corporation is the holding company for Provident Bank, the largest independent commercial bank headquartered in Maryland. With $6.2 billion in assets, Provident serves individuals and businesses in the key metropolitan areas of Baltimore, Washington and Richmond through a current branch network of 148 offices in Maryland, Virginia and southern York County, Pennsylvania. Provident Bank also offers related financial services through wholly owned subsidiaries. Securities brokerage, investment management and related insurance services are available through Provident Investment Center and leases through Court Square Leasing and Provident Lease Corp. Visit Provident on the web at www.provbank.com.

Forward-looking Statements

This press release, as well as other written communications made from time to time by Provident Bankshares Corporation and its subsidiaries (the “Company”) and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth, revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; asset quality and levels of non-performing assets; current and future capital management programs; non-interest income levels, including fees from services and product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. No forward-looking statement can be guaranteed, and actual results may differ from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this release should be evaluated together with the uncertainties that affect the Company’s business, particularly those mentioned under the headings “Forward–Looking Statements” and “Item 1A. Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2006, and its reports on Forms 10-Q and 8-K, which the Company incorporates by reference.